UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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Goldman Sachs Middle Market Lending Corp.

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Goldman Sachs Middle Market Lending Corp. (the “Company”)

We are pleased to provide answers to frequently asked questions regarding the proposals requiring stockholder votes at the Company’s annual meeting on November 2, 2018 (the “Meeting”).

The Meeting is being held for stockholders to vote on two proposals:

•	Proposal 1—To elect four directors of the Company, who will each serve until the 2019 annual meeting of the stockholders and until his or her successor is duly elected and qualified, and

•	Proposal 2—To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018

Is my vote important?

Yes. If the Company is unable to get enough shares present or represented by proxy in order to constitute a quorum for a meeting, then the matters requiring stockholder approval cannot be voted upon.

How do I vote my share?

You may vote your shares by internet, phone or mail.

•	Internet – log onto www.proxyvote.com and enter the control number located on your proxy card

•	Phone – dial 1-800-690-6903 and enter the control number located on your proxy card

•	Mail – sign and return the proxy card using the postage paid envelope provided with your proxy card

How does the Board of Directors of the Company (the “Board”) recommend that I vote?

The Board, including each of the independent directors, unanimously recommends that you vote “For” both proposals to be considered at the Meeting.

Who are the director nominees that have been proposed for election to the Board?

Each of Ms. Katherine (“Kaysie”) Uniacke, and Messrs. Carlos E. Evans, Timothy J. Leach, and Richard A. Mark has consented to his or her nomination and has agreed to continue to serve if elected until the 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Please see biographies for the Director Nominees below:

Independent Directors:

Carlos E. Evans. Mr. Evans has served on our Board of Directors since June 2016. Mr. Evans is retired. Mr. Evans is currently a member of the Board of Directors of Sykes Enterprises, Incorporated, an international provider of outsourced customer contact management services, and is a member of the Board of Directors of Highwoods Properties, Inc., a real estate investment trust, where he serves as chair of the Compensation/Governance Committee and as a member of the Executive Committee. Prior to his retirement in 2014, Mr. Evans worked for Wells Fargo Bank, most recently serving as executive vice president and group head of the eastern division of Wells Fargo commercial banking. From 2006 until Wachovia Corporation’s merger with Wells Fargo in 2009, Mr. Evans served as wholesale banking executive and an executive vice president for the Wachovia general banking group. Previously, he held senior management positions with First Union National Bank and with Bank of America and its predecessors, including NationsBank, North Carolina National Bank and Bankers Trust of South Carolina, which he joined in 1973. Mr. Evans is chairman emeritus of the board of the Spoleto Festival USA and was previously chairman of the board of the Medical University of South Carolina Foundation. Mr. Evans also serves on the boards of Queens University of Charlotte and three private companies, National Coatings and Supplies Inc., American Welding & Gas Inc. and Johnson Management. Based on the foregoing, Mr. Evans is experienced with financial and investment matters.

Richard A. Mark. Mr. Mark has served on our Board of Directors since June 2016. Mr. Mark has been designated as the Board of Director’s “audit committee financial expert” given his extensive accounting and finance experience. Mr. Mark is retired. Prior to his retirement in 2015, Mr. Mark was a partner at Deloitte & Touche LLP, most recently leading the corporate development function of the advisory business of Deloitte. Mr. Mark began his career at Arthur Andersen & Co. and held various positions with Arthur Andersen, including audit partner, before joining Deloitte in 2002. Mr. Mark also served until August 2016 as Chairman of the Board of Directors and as a member of the Audit Committee of Katy Industries, Inc., a manufacturer, importer and distributor of commercial cleaning and consumer storage products. Mr. Mark is a certified public accountant. Mr. Mark is a Director of Almost Home Kids, an organization which provides care to children with complicated health needs. Based on the foregoing, Mr. Mark is experienced with accounting, financial and investment matters.

Timothy J. Leach. Mr. Leach has served on our Board of Directors since July 2016 and on March 2, 2017 was appointed as Lead Independent Director. Mr. Leach was appointed as Chairperson of our Board of Directors on December 11, 2017. Mr. Leach is retired. From 2008 until his retirement in July 2016, Mr. Leach served as chief investment officer of US Bank Wealth Management. Prior to joining US Bank, Mr. Leach held senior management positions with U.S. Trust Company and various investment advisers and asset managers, including Wells Fargo Private Investment Advisors, Wells Fargo Alternative Asset Management, ABN Amro Global Asset Management, ABN Amro Asset Management (USA) and Qualivest Capital Management. Mr. Leach currently serves as a member of the board of Habitat for Humanity of Sonoma County and chair of its Build & ReBuild Initiative, and as treasurer and a member of the board of the National Committee to Preserve Social Security & Medicare. Based on the foregoing, Mr. Leach is experienced with financial and investment matters.

Interested Director:

Kaysie Uniacke. Ms. Uniacke has been one of our directors since June 2016. Ms. Uniacke served as Chairperson of our Board of Directors from June 2016 until December 11, 2017. Ms. Uniacke is the chair of the board of Goldman Sachs Asset Management International, serves on the boards of the Goldman Sachs Luxembourg, Dublin family of funds, GS BDC and PMMC and is an advisory director to GS Group. Previously, she was global chief operating officer of GSAM’s portfolio management business until 2012 and served on the Investment Management Division Client and Business Standards Committee. Prior to this, she was president of Goldman Sachs Trust, the GS mutual fund family, and was head of the Fiduciary Management business within Global Manager Strategies, responsible for business development and client service globally. Earlier in her career, Ms. Uniacke managed GSAM’s U.S. and Canadian Distribution groups. In that capacity, she was responsible for overseeing all North American institutional and third-party sales channels, marketing and client service functions, for which client assets exceeded $200 billion. Before that, Ms. Uniacke was head of GSAM’s Global Cash Services business, where she was responsible for overseeing the management of assets exceeding $100 billion. Ms. Uniacke worked at Goldman Sachs from 1983 to 2012 where she was named managing director in 1997 and partner in 2002. Ms. Uniacke serves on the board of Person-to-Person, a non-profit organization that supports the working poor in lower Fairfield County, CT. Based on the foregoing, Ms. Uniacke is experienced with financial and investment matters.

Where can I find more information about the proposals?

Additional information about the Company and the proposals is available in the Company’s annual proxy statement (the “Proxy”) filed on Schedule 14A with the United States Securities and Exchange Commission (the “SEC”). The Proxy is available upon request to the Company or by visiting the SEC’s website at www.sec.gov.

Confidentiality No part of this material may, without GSAM’s prior written consent, be (i) copied, photocopied or duplicated in any form, by any means, or (ii) distributed to any person that is not an employee, officer, director, or authorized agent of the recipient.

© 2018 Goldman Sachs. All rights reserved. Date of first use September 2018.